Exhibit 10.1

To:	VSEE HEALTH, INC.

Attention:	Imoigele Aisiku Co-Chief Executive Officer (iaisiku@idocvms.com)

March 20, 2025

Re: Amendment No. 1

Dear Imoigele Aisiku:

Reference is made to the Securities Purchase Agreement, dated as of September 30, 2024 (as modified to the date hereof, the “Purchase Agreement”), by and among VSee Health, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), [____________] and the other Purchasers from time to time party thereto and [_____], as collateral agent for the Purchaser Parties, as defined therein (together with its successors and permitted assigns, the “Collateral Agent”); capitalized terms used but not defined herein are used as defined in the Purchase Agreement).

Subject to the terms and conditions set forth herein, as of the date hereof, the following Transaction Documents are hereby amended as follows:

Purchase Agreement

•	The following definitions are hereby inserted in the appropriate alphabetical order in Section 1.1 (Definitions) of the Purchase Agreement (and, where applicable, replace in their entirety existing definitions for the same terms in this Section 1.1):

“Closing” means the initial closing of the purchase and sale of the Purchased Securities pursuant to Section 2.3 of the Purchase Agreement and the second closing pursuant to Section 2.1 of the Purchase Agreement as amended hereby.

“Note” means each Senior Secured Convertible Promissory Note, in the form attached hereto as Exhibit A and otherwise in form and substance satisfactory to the Purchasers on the Closing Date or the Second Closing Date, issued by the Company to each Purchaser hereunder and as of the Closing Date or the Second Closing Date.

“Second Closing” has the meaning specified in Section 2.1.

“Second Closing Date’ means the Trading Day on which, or next following the day on which, all of the Transaction Documents required to be executed or delivered prior to the Second Closing have been executed and delivered by the applicable parties thereto and all other conditions precedent to (i) each Initial Purchaser’s obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Purchased Securities, in each case, have been satisfied or waived.

“Second Closing Shares” means 100,000 shares of Common Stock.

“Transaction Securities” means the Commitment Shares, the Second Closing Shares, the Issuable Securities and the Purchased Securities.

•	Section 2.1 (Purchase) of the Purchase Agreement is hereby amended by inserting the following at the end thereof to read in its entirety as follows:

In addition, there shall be a second Closing Date in or around March 2025 (the “Second Closing Date”) where, upon the terms and subject to the conditions set forth herein, each Initial Purchaser will purchase, severally and not jointly, its ratable share of an aggregate (for all Initial Purchasers) of the Note issued on March 20, 2025 (the “Second Closing”) for an aggregate Purchase Price of $500,000.00.

•	Sections 2.2 (Closing) and 2.4 (Closing Conditions) of the Purchase Agreement are hereby amended by inserting “and the Second Closing” immediately after “Closing” wherever it appears therein and inserting “and the Second Closing Date” immediately after “Closing Date” whenever it appears therein.

•	A new clause (c) is hereby inserted at the end of Section 2.3 (Deliveries) to read in its entirety as follows:

(c)            Deliveries to Initial Purchasers at Second Closing. On or prior to the Second Closing (except as noted), the Company shall deliver or cause to be delivered to each Initial Purchaser the following, each dated as of the Second Closing Date and in form and substance satisfactory to the Collateral Agent and such Initial Purchaser:

(i)            a Note for such Initial Purchaser duly executed by the Company with an aggregate Initial Principal Amount equal to $555,555.56;

(ii)           the Second Closing Shares, registered in the name of such Initial Purchaser (as payment of a one-time, non-refundable fee for such Initial Purchaser entering into the Second Closing);

(iii)          amendments to other Transaction Documents as appropriate to effect the Second Closing;

(iv)          an officer’s certificate and compliance certificate from each Company Party, each in form and substance acceptable to such Initial Purchaser, together with resolutions approving the Transaction Documents, good standing certificates and other exhibits thereto;

(v)           a closing statement, in form and substance acceptable to such Purchaser, and such other opinions, statements, agreements and other documents as such Initial Purchaser may require;

(vi)          a written consent from the Board of Directors authorizing the Second Closing;

(vii)         evidence of submission of a Nasdaq Listing of Additional Shares Notification Form in connection with the Second Closing; and

(viii)        a waiver and consent, in form and substance acceptable to such Initial Purchaser.

•	The lead-in paragraphs to Sections 3.1 (Representations and Warranties of the Company Parties) and 3.2 (Representations and Warranties of Each Purchaser) are hereby amended by inserted “and the Second Closing Date” immediately after “Closing Date” wherever it appears therein.

•	Section 6.2 (Fees and Expenses) of the Purchase Agreement is hereby amended by inserting a new clause (h) at the end thereof to read in its entirety as follows:

(h) all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of the Transaction Documents on or about the Second Closing Date and the purchase and sale of the Purchased Securities in connection therewith and the consummation of the other transactions contemplated hereby to be consummated on or about the Second Closing Date, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith; provided, that such reimbursement obligation shall not exceed $50,000 for Sullivan & Worcester LLP and an additional $10,000 for other counsel, in the aggregate;

Registration Agreement

The Registration Agreement is hereby amended by adding “and the Second Closing Shares” immediately after “Commitment Shares” wherever it appears therein.

This amendment is a Transaction Document and is limited as written. As of the date first written above, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Purchase Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement as modified thereby, and the provisions in this amendment amending the Purchase Agreement shall be read together and construed as a single agreement with the Purchase Agreement. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Holder or the Collateral Agent to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranty, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Document as modified hereby (subject to the limitations set forth in the Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations.

In further consideration for the execution of this amendment by the Holder and without limiting any rights or remedies the Holder or any of its Related Parties may have, each Company Party hereby releases each of the Holder and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this amendment, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this amendment is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article VI (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.14 (Indemnification) thereof), including Section 6.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this amendment or otherwise relating to this amendment or the transactions contemplated herein) and Sections 6.3(a) (Entire Agreement), 6.3(b) (Amendments), 6.3(c) (Beneficiary, Successors and Assigns), 6.3(d) (No Implied Waivers or Notice Rights), 6.3(e) (Counterparts), Section 6.3(f) (Electronic Signatures), 6.4 (Notices), 6.7 (Severability) and 6.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 6.6 (Governing Law and Courts) thereof provides that this amendment shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Collateral Agent or any Purchaser Party) and (b) Section 6.16 (Waiver of Jury Trial, Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this amendment, all of which are hereby incorporated herein by reference. The Company hereby reaffirms that the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct as of the date hereof and the Second Closing Date (as defined above) (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date).

[Signature Pages Follow]

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

[____________],
as Holder

By:	/s/
Name:
	Title:	Authorized Signatory

Accepted and Agreed
As of the Date First Written Above:

VSEE HEALTH, INC.,
as Company

By:	/s/ Imoigele Aisiku
Name:	Imoigele Aisiku
Title:	Co-Chief Executive Officer

VSee Lab, Inc.,
as Company Party

By:	/s/ Milton Chen
Name:	Milton Chen
Title:	Chief Executive Officer

iDoc Virtual Telehealth Solutions, Inc.,
as Company Party

By:	/s/ Imoigele Aisiku
Name:	Imoigele Aisiku
Title:	Chief Executive Officer